UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 12, 2009

EQUITY RESIDENTIAL

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-12252 (Commission File Number)	13-3675988 (IRS Employer Identification Number)

ERP OPERATING LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Illinois (State or other jurisdiction of incorporation or organization)	0-24920 (Commission File Number)	36-3894853 (I.R.S. Employer Identification Number)

Two North Riverside Plaza Suite 400, Chicago, Illinois (Address of principal executive offices)	60606 (Zip Code)

Registrant’s telephone number, including area code (312) 474-1300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-d(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment and Restatement of Agreement of Limited Partnership

On March 12, 2009, Equity Residential (the “Company”), in its capacity as the sole general partner of ERP Operating Limited Partnership (the “Partnership”), after having received the required approval of the limited partners of the Partnership (“Limited Partner Approval”) pursuant to its Consent Solicitation dated February 6, 2009 (as filed with the Securities and Exchange Commission), entered into the Sixth Amended and Restated ERP Operating Limited Partnership Agreement of Limited Partnership (the “Restated Partnership Agreement”). The Restated Partnership Agreement was amended primarily to add provisions authorizing the Partnership to issue, under the Company’s long-term incentive compensation plan, a class of partnership interests, known as long-term incentive plan units or LTIP Units, to officers of the Company as an alternative to the Company’s restricted shares. LTIP Units are a class of units that under certain conditions, including vesting, are convertible by the holder into an equal number of operating partnership units (“OP Units”) of the Partnership, which are redeemable by the holder for Company common shares on a one-for-one basis or the cash value of such shares, at the Company’s option.

In December 2008, the Company’s 2002 Share Incentive Plan was amended to specifically allow for the issuance of LTIP Units. The Company was advised by the New York Stock Exchange (NYSE) that no shareholder approval of the share incentive plan amendment was required under the rules of the NYSE. In connection with the February 2009 grant of long-term incentive compensation for services provided during 2008, the Company offered its officers a choice, on a one-for-one basis, between restricted shares and LTIP Units, conditioned upon the receipt of the Limited Partner Approval.

The principal amendments made pursuant to the Restated Partnership Agreement include:

•	the authorization of the creation and issuance of LTIP Units in one or more classes or series (Section 3.2);
•	a provision for allocation of net profits and net losses to LTIP Units (including, without limitation, a special allocation of gain upon “book-up events” (Section 7.3(I));
•

a provision for the reconciliation of capital account disparities that may arise from time to time as a result of issuances of securities or contributions of properties to the Partnership (Sections 7.1 and 7.2(A));

•	a provision for allocation of losses to holders of preferred units (Sections 7.1(B) and 7.2(D)); and
•	a provision for the reconciliation of capital account disparities upon the issuance of OP Units as a result of the conversion of convertible preferred units (Section 7.3(J)).

The foregoing summary is qualified in its entirety by reference to the copy of the Restated Partnership Agreement attached hereto as Exhibit 10.1, and incorporated herein by reference, and to the February 6, 2009 Consent Solicitation.

ITEM 5.02        DEPARTUREOF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Change in Control Agreement

On March 13, 2009, the Company and Mark J. Parrell, the Company’s Executive Vice President and Chief Financial Officer entered into a Change in Control Agreement in substantially the same form as the Change in Control Agreements with the Company’s other Executive Vice Presidents, which entitles Mr. Parrell to certain benefits if, within three years after a change in control of the Company, his employment is terminated without cause or he resigns for good reason. Such benefits would include a prorated bonus and long-term compensation award through the date of termination, continued health and life insurance benefits for 27 months, a gross-up for any applicable excise taxes and a lump sum cash severance payment equal to 2.25 times the sum of his annual base salary and the average of his annual cash bonus for the prior three years.

A copy of the Change in Control Agreement between the Company and Mr. Parrell is attached hereto as Exhibit 10.2.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

10.1	Sixth Amended and Restated Agreement of Limited Partnership for ERP Operating Limited Partnership dated as of March 12, 2009.

10.2	Change in Control Agreement dated as of March 13, 2009 by and between Equity Residential and Mark J. Parrell, Executive Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: March 18, 2009	By:	/s/ Bruce C. Strohm

	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel

ERP OPERATING LIMITED PARTNERSHIP

	By:	Equity Residential, its general partner

Date: March 18, 2009	By:	/s/ Bruce C. Strohm

	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel